Exhibit 10.14

AGREEMENT
This Agreement is by and between TRIPLEPOINT VENTURE GROWTH BDC CORP. as Principal, and KEYBANK NATIONAL ASSOCIATION (“KeyBank”), as Custodian. This Agreement shall be effective the date it is accepted by KeyBank.
Principal shall deposit with Custodian the property that is the subject of this Agreement (“Account”).
Custodian shall acknowledge receipt of the property and agrees to hold it separate from the general assets of KeyBank, consistent with 12 U.S. Code § 92a (c), and hold and dispose of the property held hereunder, and all income therefrom, upon the following terms and conditions:

A.CUSTODIAN AGREES:
1.To take custody of the property that is the subject of this Agreement and other property which the Principal, with the Custodian's consent, may add; to collect all income from the assets within its control; to collect any asset coming due; and to dispose of the net income and principal in such manner as Principal directs in writing, by telephone, email, fax, or other electronic communications.
2.To make such sales and investments as Principal or any person appointed by Principal may direct in writing for the account and risk of Principal. Custodian shall not be liable for any depreciation or loss sustained in connection with sales or investments made in good faith compliance with any such direction.
3.To follow the instructions of Principal or any person appointed by Principal pertaining to tenders, exchanges or puts if such instructions are received by Custodian at least two (2) full business days prior to the expiration of the period in which such tenders, exchanges or puts may be exercised. Custodian will use its best efforts to follow instructions received by it at least two (2) full business days prior to the expiration of such period but shall not be liable for damages if action on such instructions cannot be taken prior to the expiration of such period.
4.To use its best efforts to submit on a timely basis debt obligations that may be redeemed by the issuer prior to normal maturity date but shall not be liable for losses incurred by its failure to redeem such debt obligations if Custodian does not receive actual notice of such premature redemption.
5.To furnish quarterly, and at such other times as may be requested, statements of all holdings, transactions, receipts and disbursements of the Account (“Account Statement”).
6.To deliver all assets of the Account without warranty by, or recourse on, Custodian upon Principal's written request or the Account's termination and the tender to Custodian of a proper receipt.
B.PRINCIPAL AGREES:
1.That Custodian shall have no duty or responsibility to render investment advisory services to Principal.
2.That (i) in no event shall Custodian, its affiliates, or their respective shareholders, directors, officers, employees or agents (“Covered Parties”) have any responsibility or liability for any loss resulting from any act or omission by the Principal or any agent or employee of the Principal; and (ii) the Covered Parties shall not be responsible or liable for any loss or damage resulting from or arising out of any action taken or omitted in good faith by the Covered Parties.
3.That Custodian's compensation for its ordinary services hereunder shall be at the rates prescribed for such services in accordance with Custodian's most recently adopted schedule of charges; that Custodian shall be reimbursed for its expenditures made in satisfaction of liabilities properly incurred hereunder; and that Custodian shall have a lien upon the assets of the Account for such fees and expenditures.
4.Any statute, rule or regulation to the contrary notwithstanding, unless Principal directs otherwise in writing, Custodian may purchase any service or product directed by Principal from or through Custodian or an affiliate, or from or through a syndicate or selling group that includes Custodian or an affiliate. Such services and products include, but are not limited to: execution of transactions through a broker-dealer affiliate of Custodian; deposits to FDIC insured banks; purchasing insurance from or through Custodian or an affiliate; and purchasing securities underwritten or otherwise distributed by Custodian or an affiliate. With respect to such transactions, Custodian or an affiliate may receive and retain compensation

Stocks, bonds, mutual funds and other investments are not insured by the FDIC, are not deposits or other obligations of, or guaranteed by, KeyCorp, KeyBank National Association, or their affiliates, are not insured by federal or state government and are subject to investment risk, including possible loss of the principal amount.

KeyCorp Confidential	Page	Rev. September 2019

B.PRINCIPAL AGREES (cont.):
for the products and services, provided that (i) the purchase is executed in compliance with the Principal's directions; and (ii) the compensation for the service or product is reasonable. If requested, the Custodian will furnish Principal a description of purchases made pursuant to the authority of this paragraph during the previous twelve (12) month period.
5.That Custodian shall have sole power and discretion over short and intermediate term investments of cash awaiting investment or distribution ("cash management"), including, without limitation, the power to invest in deposits of KeyBank and other FDIC insured banks, United States Treasury Obligations, commercial paper, variable amount notes, shares of registered investment companies, or any other short or intermediate term investment.
6.That, unless Principal shall direct otherwise in writing, Custodian may hold securities or other assets of the Account in bearer form or register them in the name of Custodian or in the name of a nominee without disclosing or referring to this agency and may deposit securities with any depository and may retain stock of KeyCorp and its successors.
7.With respect to any securities held hereunder, Principal shall retain the right to exercise voting rights, and Custodian will use its best efforts to have delivered to Principal, or to any person appointed by Principal, all materials and proxies pertaining to such voting rights in a timely manner.
8.That in lieu of receiving confirmations or information statements for individual securities transactions made or placed by Custodian with respect to the assets of the Account, the Account Statement will include a consolidated statement of security transactions in the Account; and to accept the consolidated statement of security transactions in the Account Statement as the alternate procedure for notification of security transactions pursuant to Reg 12 CFR 12.5; provided, however, if requested, the Custodian will furnish Principal a written notification with regard to any particular security transaction within a reasonable time after that security transaction.
9.That the appointment or removal of persons appointed by Principal to deal with Custodian shall be certified by the secretary or assistant secretary (or equivalent officer, member or principal) of Principal which shall be effective until such time as Custodian shall in like manner be notified to the contrary.
10.That withdrawals made pursuant to (A)(1) shall be confirmed by the Account Statements and that all withdrawals disclosed in a particular Account Statement shall be ratified and deemed approved by the Principal unless the Custodian receives a written objection as to the validity of any withdrawal(s) within thirty (30) days of the receipt of the Account Statement confirming such withdrawal(s).
11.To continuously provide Custodian with a valid email address and/or other reasonably available digital identification (“DI”) acceptable to Custodian; and at the Principal's option, to enroll in a client access portal provided by Custodian and to accept delivery of Account Statements through that client access portal.
12.That when providing any electronic communication to the Custodian it may contain privileged and/or confidential information, including nonpublic personal information, which is intended solely for the use of the Custodian; and therefore, Custodian will not be responsible if such information is sent by Principal to the wrong person or is intercepted by a non-authorized person for some purpose other than what was intended by Principal. The Principal authorizes and directs the Custodian to accept and act upon any direction, instruction, notice or communication contemplated by the Agreement which Custodian receives from Principal or any person appointed by Principal by email or other internet transmission.
C. IT IS MUTUALLY AGREED THAT:
1.Either party, upon thirty (30) days written notice to the other, or sooner by mutual consent, may terminate this Agreement.
2.Cash may be transferred between income and principal accounts and between principal cash and commercial accounts for Principal's benefit or remitted to Principal.
3.To the extent reasonable and practicable, communications between the parties shall be made in writing, or in another reasonable manner and promptly confirmed in writing. Written communications should be addressed to the Principal at the address set forth in the Customer Identification and Information Form. Principal shall promptly notify Custodian of any change of address. Written communications to the Custodian, including a notice of termination, or any notice of change of address should be sent to the KeyBank Unit identified in the most recent Account Statement.
4.Custodian will not forward any notification or information related to "below market tender offers". Below market tender offers are tender offers (i) with respect to fixed income securities at least 2% below the market value; and (ii) with respect to equity securities at least 5% below the market value, on the day the tender offer is received by the Custodian.
5.This Agreement and any schedules attached hereto constitute the sole understanding of the parties with respect to the subject matter hereof.

KeyCorp Confidential	Page	Rev. September 2019

C.IT IS MUTUALLY AGREED THAT (cont.):
6.This Agreement shall be construed in accordance with and governed by the laws of the State of Ohio applicable to agreements made and solely to be performed in such State.

D.PRINCIPAL REPRESENTS AND WARRANTS:
1.That no document, instrument, agreement, judgment, order or injunction governing or applicable to the assets of the Account contains any restriction, prohibition, limitation or other qualification or term that may impede, interfere with or affect the Custodian's performance of investment services under this Agreement, except as specifically disclosed in writing to the Custodian.
2.That the person or persons appointed by Principal to deal with Custodian have been duly appointed and have full authority to act on behalf of the Principal, in the Principal's name, place and stead, to give consent, execute and acknowledge documents and to take any other action which could be taken by the Principal under this Agreement. Principal also agrees that Custodian shall have no duty or obligation to ascertain whether Principal has authorized the act of any such person or persons.
3.That it shall not use this Account as a “margin account” for the purpose of obtaining credit for the purchase of securities nor shall it cause Custodian to engage in any trading activity that may cause an extension of credit in violation of Regulation U of the Board of Governors of the Federal Reserve or Regulation T or X. This includes trading on marginable stock or failure to have cash in the Account adequate to pay for delivery of any securities traded. It is mutually agreed that should the Custodian determine that a potential Regulation U violation or overdraft could occur, the Custodian shall take appropriate measures, including, if necessary, disaffirming of the trade, and the loss shall be on the account of the Principal.

Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. KeyBank reserves the right to refuse to open an account or close your account (1) in the event KeyBank is unable to satisfactorily verify the information provided, or (2) to extent required by federal, state or local law.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year indicated.

By:
	Signature of Authorized Signer for Principal	Date

By:
	Signature of Authorized Signer for Principal	Date

ACCEPTANCE:
KEYBANK NATIONAL ASSOCIATION
Printed Name of KeyBank Officer:

Signature of KeyBank Officer	Title	Date

KeyCorp Confidential	Page	Rev. September 2019

RULE 14b-2
Custodian holds and registers securities in the name of a nominee. Therefore the identity of the Principals is not generally available to the corporation issuing the securities (“Company(ies)”). Securities and Exchange Commission (“SEC”) Rule 14b-2 facilitates direct communications between a Company and persons who have or share the right to vote or direct the voting ("Beneficial Owners") of securities of a Company.

Pursuant to (B)(6) Principals reserve the right to vote securities held hereunder. Therefore Principals are "Beneficial Owners".
SEC Rule 14b-2 enables Companies to learn the names, addresses and security positions of Beneficial Owners of securities held by Custodian. Companies may only use this information to deliver proxies and certain other communications to the Beneficial Owners. Pursuant to Rule 14b-2 Custodian must provide the names, addresses and security positions of all Beneficial Owners to the Company unless a Beneficial Owner affirmatively objects to the disclosure.
Under Rule 14b-2 a Beneficial Owner's "Objection to Disclosure" applies to all securities held in this account.
By signing, below I / we object to disclosure of personal information and security positions of the principal(s).

By:
	Signature of Authorized Signer for Principal	Date

By:
	Signature of Authorized Signer for Principal	Date

KeyCorp Confidential	Page	Rev. September 2019